Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation be reference in (i) Registration Statement No. 33-34196 of Nord Resources Corporation on Form S-8, (ii) Post-Effective Amendment No. 1 to Registration Statement No. 33-25569 of Nord Resources Corporation on Form S-8/S-3, and (iii) Registration Statement No. 33-54600 of Nord Resources Corporation on Form S-8 of our report on the consolidated financial statements of Nord Resources Corporation and Subsidiaries dated April 7, 1995 (which disclaims an opinion because of an uncertainty relating to the ability of the Company to continue as a going concern and includes an explanatory paragraph as to the Company changing its method of accounting for its investment in the Rutile Segment to the cost basis of accounting at December 31, 1994) appearing in the Annual Report on Form 10-K of Nord Resources Corporation for the year ended December 31, 1994.



DELOITTE & TOUCHE LLP

Dayton, Ohio
April 7, 1995

                                      E-97